SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                 -------------

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 29, 1999



                        RECKSON SERVICE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    Delaware
                            (STATE OF INCORPORATION)


        0-30162                                        11-3383642
(COMMISSION FILE NUMBER)                        (IRS EMPLOYER ID. NUMBER)

           10 East 50th Street                                   10022
            New York, New York                                (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 931-8000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OF ASSETS

         On July 29, 1999 and August 4, 1999, Reckson Service Industries, Inc. ("RSI") directly and through various subsidiaries, acquired approximately $23 million of Series D Convertible Preferred Stock of VANTAS Incorporated, a Nevada corporation ("VANTAS"). The purchase price was $5.25 per share, subject to adjustment up to $6.25 per share based upon VANTAS' third and fourth quarters EBITDA. As a result of these purchases, RSI increased its beneficial ownership of VANTAS to 28.7% on a fully-diluted basis. RSI is pursuing further share purchases in this aggregate $30 million VANTAS financing, which is yet to be fully subscribed.

         The liquidation value of the Series D Stock is $5.25 per share, subject to adjustments based on VANTAS' third and fourth calendar quarter EBITDA. The Series D Stock ranks pari passu with VANTAS' Series E Stock, and senior to its Series A Stock, Series B Stock, and Series C Stock with respect to liquidation. The Series D Stock is convertible into the common stock of VANTAS on a one-for-one basis, subject to the EBITDA adjustment described above.

         Simultaneously with the purchase of the Series D Stock, a substitute RSI nominee was elected to the board of directors of VANTAS - Stephen M. Rathkopf, a Senior Vice President and Legal Counsel of RSI. Daniel DiSano, an officer of RSI and a director of VANTAS, was also appointed to the five-member executive committee of the board of directors of VANTAS. Mr. Scott Rechler, chief executive officer of RSI, also serves as the chairman of the board of directors of VANTAS and a member of the executive committee of VANTAS.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A)      FINANCIAL STATEMENTS

         Financial statements relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to October 12, 1999.

         (B)      PRO FORMA FINANCIAL INFORMATION

         Pro forma financial information relating to the acquisition described in Item 2 has not been included in this report and will be filed prior to October 12, 1999.

         (C)      EXHIBITS

10.1 Series D Convertible Preferred Stock Securities Purchase Agreement, dated as of July 29, 1999 by and among VANTAS Incorporated and several Purchasers.

99.1     Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 RECKSON SERVICE INDUSTRIES, INC.



                                  By: /s/ Michael Maturo
                                     ------------------------------------------
                                      Michael Maturo
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer


Date:  August 13, 1999